Exhibit 99.1

Soliton, Inc.

5304 Ashbrook Drive

Houston, TX 77081

CONTACT:	Joe Dorame, Joe Diaz & Robert Blum
Lytham Partners, LLC
602-889-9700
soly@lythampartners.com

Soliton Announces Cellulite Trial Results to be Presented at National

Aesthetics Conference on May 11, 2019

Dr. Elizabeth Tanzi to Present Soliton’s Cellulite Data at Music City SCALE 2019 Conference in Nashville, TN

April 15, 2019 – Houston, TX - Soliton, Inc., (NASDAQ: SOLY) (“Soliton” or the “Company”), a medical device company with a novel and proprietary platform technology licensed from The University of Texas on behalf of the MD Anderson Cancer Center (“MD Anderson”), today announced that Dr. Elizabeth Tanzi of Capital Laser and Skin Care will present preliminary data from its completed cellulite clinical trial at the SCALE (Symposium for Cosmetic Advances and Laser Education) conference in Nashville, Tennessee to be held May 9-11, 2019.

The proof of concept study, conducted by Dr. Michael Kaminer at SkinCare Physicians in Boston, MA, in collaboration with Dr. Tanzi, was designed to evaluate the safety and efficacy of Soliton’s acoustic pulse device for the reduction of cellulite. The data presented will reflect results from a single acoustic pulse treatment, operating at a higher power level than the Company’s RAP device intended for tattoo removal, at the 12-week timepoint. Dr. Tanzi will also review preclinical data that appears to support what the Company believes may be a new method for treating cellulite.

------------------------

Join our more than 200K fans here to follow the Company: https://soly-investors.com

------------------------

“There has been a lot of anticipation surrounding the potential for our technology as a stand-alone treatment for cellulite,” commented Dr. Chris Capelli, President and CEO of Soliton, “especially considering the preclinical data suggesting that our unique acoustic pulses may be capable of achieving results only thought possible with invasive therapies. Considering that our technology is non-invasive and has been well tolerated by our trial participants, our goal has been to deliver clinically significant results without patient discomfort or downtime. We believe the upcoming presentation by Dr. Tanzi will be an important indicator of our progress and potential.”

Drs. Kaminer and Tanzi are members of Soliton’s Advisory Board.

About Soliton, Inc.

Soliton, Inc. is a medical device company with a novel and proprietary platform technology licensed from MD Anderson. The Company’s first planned commercial product is designed to use rapid pulses of designed acoustic shockwaves in conjunction with existing lasers to accelerate the removal of unwanted tattoos (RAP device). In addition, higher energy versions of acoustic pulse devices are in early stages of development for potential stand-alone treatment of cellulite and other indications. Both products are investigational and are not available for sale in the United States.

For more information about the Company, please visit:  http://www.soliton.com

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the ability of Soliton’s acoustic shockwave device to reduce cellulite in the proof of concept clinical trial. These statements relate to future events, future expectations, plans and prospects. Although Soliton believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Soliton has attempted to identify forward-looking statements by terminology including ''believes,'' ''estimates,'' ''anticipates,'' ''expects,'' ''plans,'' ''projects,'' ''intends,'' ''potential,'' ''may,'' ''could,'' ''might,'' ''will,'' ''should,'' ''approximately'' or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under in our SEC filings, including under the heading "Item 1A. Risk Factors" in the Form 10-K for year ended December 31, 2018 we filed with the SEC and updated from time to time in our Form 10-Q filings and in our other public filings with the SEC. Any forward-looking statements contained in this release speak only as of its date. Soliton undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

####